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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report on the financial statements of Mills Electrical Contractors, Inc. dated September 11, 1998 in this Current Report on Form 8-K of Integrated Electrical Services, Inc. and to the incorporation by reference of said report into Integrated Electrical Services, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-67113, 333-45447 and 333-45449) and on the
previously filed post effective amendment No. 5 to Form S-1 on Form S-4 (File No. 333-50031).



/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Houston, Texas
MAY 6, 1999